Portfolio Migration¹ Total Pre 2Q 2019 Acquisitions ($ in thousands) Acquisition Current Based on Count UPB Count UPB Liquidated- Loans - - 1,966 414,445 Liquidated- Purch REO - - 31 6,114 24for24 808 144,141 4,393 949,794 12for12 407 88,420 1,176 250,115 7for7 3,165 711,201 150 37,732 4f4-6f6 1,673 369,672 163 35,023 Less than 4f4 2,273 482,349 432 90,579 REO - - 106 32,717 NPL 561 133,221 501 118,601 Purchased REO 34 8,074 3 1,958 8,921 1,937,078 8,921 1,937,078 ¹ Includes loans sold to our non-consolidated joint venture, Ajax Mortgage Trust 2019-C, in which we own a 34% equity interest.  24 for 24: Loan that has made 24 full payments in the last 24 months  12 for 12: Loan that has made 12 full payments in the last 12 months  7 for 7: Loan that has made 7 full payments in the last 7 months 9  NPL: <1 full payment in the last three months